                                                                   Exhibit 10.56


               THIRD AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT
                           AND CERTAIN LOAN DOCUMENTS

                  This THIRD AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT AND CERTAIN LOAN DOCUMENTS (this "Third Amendment") is entered into as of October 30, 1998 by and among ADFlex Solutions, Inc., a Delaware corporation (the "Borrower"), and the banks and other financial institutions that either now or in the future are parties thereto as lenders (collectively the "Lenders" and each individually a "Lender"), BankBoston, N.A. in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C Issuer"), and BankBoston N.A., as agent and representative for the Lenders (in such capacity BankBoston N.A. or any successor in such capacity is referred to herein as the "Agent"). The Lenders, the L/C Issuer, and the Agent are collectively referred to herein as the "Lender Parties" and each individually as a "Lender Party".

                                    RECITALS

                  A. Borrower and Lender Parties are parties to that certain Senior Secured Credit Agreement dated as of June 5, 1997, as amended by that certain First Amendment to Senior Secured Credit Agreement and Certain Loan Documents (the "First Amendment") dated February 9, 1998 and that certain Second Amendment to Senior Secured Credit Agreement and Certain Loan Documents; Waiver of Existing Default (the "Second Amendment") dated May 11, 1998 (as so amended, the "Credit Agreement"), pursuant to which the Lenders agreed to make available to Borrower certain credit facilities, and certain related loan documents (the "Loan Documents").

                  B. By a letter of notification dated October 1, 1998, Borrower has notified Agent that it is in default with respect to (i) the interest coverage ratio covenant contained in Section 6.5.3 of the Credit Agreement, and
(ii) the minimum net income covenant contained in Section 6.5.5 of the Credit Agreement. Borrower has requested, and the Lender Parties have agreed, that the resulting Defaults shall be waived for the Fiscal Quarter ending in September 1998.

                  C. Borrower and the Lender Parties have agreed to make certain amendments to the Credit Agreement and to certain of the Loan Documents, subject to the conditions and in reliance on the representations and warranties set forth below.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Lender Party and Borrower hereby agree as follows:

                                    AGREEMENT

                  1. DEFINED TERMS; SECTION REFERENCES. Initially capitalized terms used but not defined in this Third Amendment shall have the meanings assigned to such terms in the


                                Third Amendment

Credit Agreement. All "Section" references herein are to sections of the Credit Agreement unless otherwise specified.

                  2.       AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT.

                  (a) The definition of "Base Rate" is hereby amended to provide in its entirety as follows:

                 ""BASE RATE" means, for the purposes of this Credit Agreement, the greater of (i) the rate of interest announced from time to time by BankBoston, N.A. as its head office as its "Base Rate," and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%), provided that if either the Senior Debt Leverage Ratio shall exceed 0.50 to 1.00 or the Interest Coverage Ratio is equal to or less than 2.00 to 1.00, "Base Rate" means the greater of (a) the rate of interest announced from time to time by BankBoston, N.A. as its head office as its "Base Rate" plus 1/2 of 1% per annum, and (ii) the Federal Funds Effective Rate plus 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%)."

                  (b) A new definition of "Chandler Mortgage" is hereby added to
Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                 ""CHANDLER MORTGAGE" means the Mortgage in favor of a lender reasonably acceptable to Agent which is secured by the Chandler Property, provided that such Debt secured by the Chandler Mortgage shall not exceed 80% of the appraised value of the Chandler Property."

                  (c) A new definition of "Chandler Property" is hereby added to
Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                 ""CHANDLER PROPERTY" means the headquarters building, the manufacturing facility, the underlying land and all other buildings located at 2001 West Chandler Boulevard, Chandler, Arizona."

                  (d) The definition of "Debt Service Coverage Ratio" is hereby amended to provide in its entirety as follows:

                 ""DEBT SERVICE COVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio of (i) (a) EBITDA for the two consecutive Fiscal Quarters then ended minus (b) Capital Expenditures for such period (provided that, upon the closing of a Junior Capital Transaction, Borrower shall be entitled to offset such Capital Expenditures with the proceeds from such Junior Capital Transaction up to an aggregate amount equal to $15,000,000 over the term of this Credit Agreement), plus (c) if Capital Expenditures includes the acquisition of the Chandler Property, the cash proceeds received by Borrower from the Chandler Mortgage upon the closing of such mortgage, to (ii) (a) Interest Expense for such period, plus (b) scheduled payments of principal in respect of Debt of the Borrower or any Consolidated Subsidiary for such period, excluding payments by the Borrower pursuant to Section 2.8.1.1(i) of this Credit Agreement."


                                Third Amendment

                  (e) A new definition of "Subsidiary Accounts Receivable" is hereby added to Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                  ""SUBSIDIARY ACCOUNTS RECEIVABLE" means all accounts receivable now owned by or belonging or owing to each Subsidiary (including, without limitation, under any trade name, style or division thereof) arising out of goods sold or services rendered by each Subsidiary, and all monies due or to become due to each Subsidiary under all purchase orders and contracts for the sale of goods or the performance of services or both by each Subsidiary."

                  (f) The definition of "Investment" is hereby amended to provide in its entirety as follows:

                  ""INVESTMENT" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership (whether general or limited) or limited liability company interest in any other Person, or all or any substantial part of the business or assets of any other Person, (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but shall not include the amount of any loan or other indebtedness to the extent such loan or indebtedness has been repaid."

                  (g) A new definition of "Junior Capital Transaction" is hereby added to Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                  ""JUNIOR CAPITAL TRANSACTION" means one or more transactions occurring after October 1, 1998 in which the Borrower receives gross proceeds of at least $20,000,000 by issuing Capital Stock or Subordinated Debt, on terms and conditions acceptable to, and approved by, the Required Lenders."

                  (h) A new definition of "Senior Debt Leverage Ratio" is hereby added to Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                  ""SENIOR DEBT LEVERAGE RATIO" means the ratio of (a) Senior Funded Debt minus Borrower's Cash, divided by (b) Borrower's Shareholder Equity plus Subordinated Debt."

                  (i) A new definition of "Senior Funded Debt" is hereby added to Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                  ""SENIOR FUNDED DEBT" means all of Borrower's Debt which is not (i) Subordinated Debt, (ii) obligations in respect of any letters of credit or bankers acceptances, or (iii) Contingent Obligations.


                                Third Amendment

                  (j) A new definition of "Shareholder Equity" is hereby added to Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                  ""SHAREHOLDER EQUITY" means the sum of Capital Stock, additional paid in capital and retained earnings less treasury stock, determined in accordance with GAAP."

                  (k) A new definition of "Subordinated Debt" is hereby added to
Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                  ""SUBORDINATED DEBT" means all Debt of the Borrower which by its terms is subordinate to Borrower's Senior Funded Debt and which was authorized by the Required Lenders."

                  (l) The definition of "Term Loan Maturity Date" is hereby amended to provide in its entirety as follows:

                  ""TERM LOAN MATURITY DATE" means the last Business Day of the Fiscal Year ending in December 2002."

                  (m) A new definition of "Warrants" is hereby added to Section
1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                  ""WARRANTS" means the Warrants, in the form of Exhibit W, issued to each Lender (or its designee) in the amounts as provided in Schedule 1.1A."

                  3. AMENDMENTS TO SECTION 2.1.4.1 OF THE CREDIT AGREEMENT.

                  Section 2.1.4.1 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "2.1.4.1. When the Borrower desires to borrow Loans pursuant to Section 2.1, it shall deliver to the Agent a Notice of Borrowing substantially in the form of Exhibit E-1, duly completed and executed by a Responsible Officer (a "Notice of Borrowing"), (a) no later than 12:00 noon (Boston time) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, or (b) no later than 2:00 p.m.(Boston time) at least three LIBOR Business Days before the proposed Funding Date, in the case of a Borrowing of LIBOR Rate Loans."

                  4. AMENDMENTS TO SECTION 2.1.4.5 OF THE CREDIT AGREEMENT.

                  Section 2.1.4.5 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "2.1.4.5. The Agent shall promptly notify each Lender of the contents of any Notice of Borrowing (or telephonic notice in lieu thereof) received by it and such Lender's pro rata portion of the Borrowing requested. Not later than 1:00 p.m. (Boston time) on the date specified in such notice as the Funding Date (or, in the case of Base


                                Third Amendment

         Rate Loans, 5:00 p.m. (Boston time) on such date), each Lender, subject to the terms and conditions hereof, shall make its pro rata portion of the Borrowing available, in immediately available funds, to the Agent at the Agent's Account."

                  5. AMENDMENTS TO SECTION 2.4.3.1 OF THE CREDIT AGREEMENT.

                  Section 2.4.3.1 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "2.4.3.1. Subject to this Section 2.4.3 and Sections 2.4.2 and 2.11, the Borrower shall have the option (a) at any time, to convert all or any part of its outstanding Base Rate Loans to LIBOR Rate Loans, (b) on the last day of the Interest Period applicable thereto, to (i) convert all or any part of its outstanding LIBOR Rate Loans to Base Rate Loans, (ii) to continue all or any part of its LIBOR Rate Loans as Loans of the same Type, or (iii) to convert all or any part of its outstanding LIBOR Rate Loans to LIBOR Rate Loans of another Type; provided that, in the case of clause (a), (b) (ii) or (b)(iii), there does not exist a Default or an Event of Default at such time. If a Default or an Event of Default shall exist upon the expiration of the Interest Period applicable to any LIBOR Rate Loan or if the Senior Debt Leverage Ratio shall exceed 0.50 to 1.00 upon the expiration of the Interest Period applicable to any LIBOR Rate Loan or if the Interest Coverage Ratio is less than 2:00 to 1.00 upon the expiration of the Interest Period applicable to any LIBOR Rate Loan, such Loan automatically shall be converted into a Base Rate Loan."

                  6. AMENDMENTS TO SECTION 2.6.1 OF THE CREDIT AGREEMENT.

                  Section 2.6.1 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "2.6.1. COMMITMENT FEE. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a commitment fee for each day from and after the Closing Date until the Stated Termination Date, upon the excess, if any, of (a) the aggregate Revolving Commitments of the Lenders over (b) the Revolving Commitment Usage of all Lenders, in each case for such day. Such Fee shall be payable in arrears on each Interest Payment Date and the Termination Date. The commitment fee shall accrue at a rate of (i) at any time when the Applicable Margin is less than 2.00, 0.20% per annum; (ii) at any time when the Applicable Margin is 2.00 or 2.25, 0.25% per annum; and (iii) at any time when either the Senior Debt Leverage Ratio is greater than 0.50 to 1.00 or the Interest Coverage Ratio is equal to or less than 2.00 to 1.00, 0.50% per annum."

                  7. AMENDMENTS TO SECTION 2.7.1 OF THE CREDIT AGREEMENT.

                  Section 2.7.1. of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "2.7.1. Each Lender's Revolving Commitment shall terminate without further action on the part of such Lender on the earlier to occur of (a) the last Business Day of the Fiscal


                                Third Amendment

Year ending in December 2000 (the "Stated Termination Date"), and (b) the date of termination of the Revolving Commitment pursuant to Section 2.7.2 or 7.2 (such earlier date being referred to herein as the "Termination Date")."

                  8. AMENDMENTS TO SECTION 2.8.1.1 OF THE CREDIT AGREEMENT.

                  Section 2.8.1.1 is hereby amended to provide in its entirety as follows:

                  "2.8.1.1. The Borrower shall make principal payments as follows: (i) a principal payment in the amount of $5,000,000 will be paid on or before January 20, 1999, (ii) a principal payment in the amount of $750,000 will be paid on the last Business Day of each of the four fiscal quarters beginning with the quarter that ends in December 1998, (iii) a principal payment in the amount of $1,300,000 will be paid on the last Business Day of each of the twelve fiscal quarters beginning with the quarter that ends in December 1999 and (iv) a principal payment equal to the outstanding balance of the Term Loans will be paid on the last Business Day of the fiscal quarter that ends in December 2002 (each such payment date being referred to hereinafter as a "Term Loan Payment Date"). The Term Loans in any event shall be paid in full on the Term Loan Maturity Date. The principal amount of the Term Loans prepaid or repaid by the Borrower may not be reborrowed."

                  9. NEW SECTION 2.8.2.4 OF THE CREDIT AGREEMENT. A new Section
2.8.2.4 is hereby added, and provides in its entirety as follows:

                  "2.8.2.4 EXCESS TERM LOANS. If at any time the aggregate Term Loans of all Lenders exceeds the aggregate amount of the Term Commitments then in effect and if there is availability under the Borrowing Base then in effect, the Borrower shall be deemed to have automatically requested a Revolving Loan and the proceeds of such Revolving Loan shall be deemed to have been used to repay Term Loans and each Lender shall be deemed to have made a Revolving Loan in an amount as may be necessary so that, after giving effect to such Revolving Loan, such excess amount of Term Loans is eliminated."

                  10. AMENDMENTS TO SECTION 5.1 OF THE CREDIT AGREEMENT. Section
5.1 of the Credit Agreement is hereby amended as follows:

                           (a) The introductory sentence of Section 5.1 of the
Credit Agreement is hereby amended to provide in its entirety as follows:

                           "The Borrower shall deliver to the Agent who shall in
turn deliver promptly to the Lender Parties:"

                           (b) Section 5.1.3 of the Credit Agreement is hereby
amended to provide in its entirety, as follows:

                           "as soon as practicable and in any event within
fifteen days after the end of each calendar month, (a) a Borrowing Base Certificate, in substantially the form of Exhibit F-5 (a "Borrowing Base Certificate", setting forth Borrower's calculation of the Borrowing Base as of


                                Third Amendment
the end of such calendar month, (b) a consolidated balance sheet of the Borrower and the Consolidated Subsidiaries as of the end of such month and the related consolidated statements of income and cash flow for such month and the portion of the Fiscal Year ended at the end of such month, all in reasonable detail and certified by the Borrower's chief financial officer as fairly presenting the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as of the dates indicated, and their consolidated results of operations and cash flows for the periods indicated, in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes, and (c) together with each delivery of financial statements pursuant to subsection (b) above, a certificate of the chief financial officer or the chief executive officer of the Borrower, duly completed and setting forth the calculations required to establish compliance with Section 6.5.6 on the date of such financial statements;"

                           (c) Section 5.1.12 of the Credit Agreement is hereby
amended by deleting the "and" at the end thereof, by renumbering 5.1.13 to 5.1.14, and inserting the following new 5.1.13:

                           "5.1.13. on Monday of each week, a liquidity forecast
which shall be sent to the Agent via facsimile and shall set forth forecasted receipts, disbursements, cash, borrowings and net position of the Borrower, for such week and the succeeding eight weeks; and"

                  11. NEW SECTION 5.3.3 OF THE CREDIT AGREEMENT. A new Section
5.3.3 is hereby added, and provides in its entirety as follows:

                  "5.3.3 Without limiting the Borrower's obligations under
Section 5.3.1 and Section 5.3.2 hereof, on or before December 31, 1998 Borrower shall deliver an appraisal of all Collateral consisting of Equipment, Fixtures or other fixed assets which is located in the United States of America or Mexico and all Collateral consisting of the raw material portion of inventory which is located in the United States of America, provided that the Agent shall have approved the appraiser selected by the Borrower."

                  12. NEW SECTION 5.10.2 OF THE CREDIT AGREEMENT. A new Section
5.10.2 is hereby added, and provides in its entirety as follows:

                  "5.10.2 Beginning as soon as possible, but in no event later than December 1998 and subject to limitations imposed by local foreign laws, if the Subsidiary Accounts Receivable of a Subsidiary exceed $750,000 for a calendar month, Borrower shall cause such Subsidiary to transfer and assign all of its Subsidiary Accounts Receivable generated during such month to Borrower."

                  13. NEW SECTION 5.13 OF THE CREDIT AGREEMENT. A new Section
5.13 is hereby added, and provides in its entirety as follows:

                  "5.13 WARRANTS VESTING. If the Warrants shall fail to vest in accordance with their terms for any reason, Borrower shall pay Agent a fee of $300,000 to be applied pro rata based upon each Lender's Commitment."


                                Third Amendment

                  14. AMENDMENTS TO SECTION 6.2.6 OF THE CREDIT AGREEMENT.
Section 6.2.6 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "6.2.6. Other Debt of the Borrower that is (i) unsecured, (ii) secured by the Chandler Mortgage, or (iii) secured only by a valid and perfected purchase money security interest, in an aggregate amount incurred during the term of this Agreement not exceeding $10,000,000;"

                  15. AMENDMENTS TO SECTION 6.4.4 OF THE CREDIT AGREEMENT.
Section 6.4.4 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "6.4.4. the Borrower may make Investments in any Subsidiary after the Closing Date if (i) in the case of any United States-based Subsidiary, the Borrower has complied with Section 5.10 and (ii) in the case of any Subsidiary, the aggregate amount of such Investments in all such Subsidiaries does not exceed an amount equal to ten percent (10%) of Borrower's Tangible Net Worth as at the time such Investment is made plus $25,000,000; and"

                  16.      AMENDMENTS TO SECTION 6.5 OF THE CREDIT AGREEMENT.

                           (a) Section 6.5.1 of the Credit Agreement is hereby
amended to provide in its entirety as follows:

                           "6.5.1 LEVERAGE RATIO. The Leverage Ratio for any
Fiscal Quarter ending in December 1999 or any prior Fiscal Quarter shall not exceed 2.00 to 1.00 at any time, and the Leverage Ratio for any Fiscal Quarter ending subsequent to December 1999 shall not exceed 1.75 to 1.00 at any time."

                           (b) A new Section 6.5.6 is hereby added, and provides
in its entirety as follows:

                           "6.5.6 REVENUES. At the end of each period in the
table below, Borrower's gross revenues (determined in accordance with GAAP) to date for the fiscal quarter in which such period falls, shall not be less than the amount set forth opposite such period in the table below:

            FOR DECEMBER 1998 QUARTER

            by end of month 1:                              $ 7,200,000

            by end of month 2:                               18,000,000

            by quarter end                                   36,000,000

            FOR THE MARCH 1999 QUARTER

            by end of Month 1:                              $ 7,600,000

            by end of Month 2:                               19,000,000

            by quarter end:                                  38,000,000


                                Third Amendment

                  This covenant shall cease to apply if the Company closes a Junior Capital Transaction."

                  17. AMENDMENTS TO SECTION 6.5.2 OF THE CREDIT AGREEMENT.
Section 6.5.2 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "6.5.2 MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth shall not be less than the sum of (a) $42,000,000; plus (b) commencing with the fiscal quarter ending in September 1998, seventy-five percent (75%) of Borrower's Net Income for the applicable period on a cumulative basis, provided that for the purposes of this Section 6.5.1 the cumulative amount of Borrower's Net Income shall be calculated with out giving effect to any quarters in which the Borrower's Net Income is less than zero; plus (c) one hundred percent (100%) of the amount of any new equity investment in the Borrower."

                  18. AMENDMENTS TO SECTION 6.5.3 OF THE CREDIT AGREEMENT.
Section 6.5.3 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "6.5.3 SENIOR DEBT LEVERAGE RATIO. The Senior Debt Leverage Ratio at all times after March 31, 1999 shall not exceed 0.50 to 1.00."

                  19. AMENDMENTS TO SECTION 6.5.4 OF THE CREDIT AGREEMENT.
Section 6.5.4 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "6.5.4 DEBT SERVICE COVERAGE RATIO. As of the last day of the Fiscal Quarter ending in June 1999, the Debt Service Coverage Ratio for the two consecutive Fiscal Quarters then ended shall not be less than 1.00 to 1.00, and as of the last day of the Fiscal Quarter ending in September 1999 and each Fiscal Quarter thereafter, the Debt Service Coverage Ratio for the two consecutive Fiscal Quarters then ended shall not be less than 2.00 to 1.00."

                  20. AMENDMENTS TO SECTION 6.5.5 OF THE CREDIT AGREEMENT.
Section 6.5.5 of the Credit Agreement is hereby amended to provide in its entirety as follows:

                  "6.5.5 MINIMUM EBIT. As of the last day of each of the Fiscal Quarters ending in September 1998, December 1998 and March 1999, Borrower's EBIT shall not exceed a loss of greater than $3,300,000, shall not exceed a loss of greater than $1,500,000, and shall be greater than or equal to zero, respectively. As of the last day of each Fiscal Quarter ending in June 1999 and each Fiscal Quarter thereafter: (i) Borrower's EBIT for the two consecutive Fiscal Quarters then ended shall each be greater than zero, and (ii) if Borrower's EBIT is a negative number as a result of losses, the absolute value of such EBIT shall not exceed five percent (5%) of Consolidated Tangible Net Worth."

                  21. AMENDMENTS TO SECTION 6.14 OF THE CREDIT AGREEMENT.
Section 6.14 of the Credit Agreement is hereby deleted in its entirety and a new
Section 6.14 is hereby added, and provides in its entirety as follows:


                                Third Amendment

                  "6.14 CHANDLER MORTGAGE. Neither Borrower nor any of Borrower's Subsidiaries shall enter into the Chandler Mortgage or otherwise acquire the Chandler Property until after the consummation of a Junior Capital Transaction, including the receipt by Borrower of the proceeds of such transaction."

                  22. AMENDMENTS TO SCHEDULES AND EXHIBITS TO THE CREDIT AGREEMENT.

                  (a) Schedule 1.1A to the Credit Agreement is hereby amended to provide in its entirety as set forth on the Amended Schedule 1.1A attached hereto.

                  (b) Schedule 1.1E to the Credit Agreement is hereby amended to provide in its entirety as set forth on the Amended Schedule 1.1.E attached hereto.

                  (b) Exhibit F-6 to the Credit Agreement is hereby amended to provide in its entirety as set forth on the Exhibit F-6 attached hereto.

                  (c) Exhibit W to the Credit Agreement is hereby amended to provide in its entirety as set forth on the Exhibit W attached hereto.

                  23. ACKNOWLEDGMENT OF SENIOR DEBT LEVERAGE RATIO AND INTEREST RATE COVERAGE RATIO. Borrower and the Lender Parties hereby acknowledge that as of the date hereof, (a) the Senior Debt Leverage Ratio exceeds 0.50 to 1.00, and
(b) the Interest Coverage Ratio is less than 2:00 to 1.00, and that pursuant to
Section 2.4.3.1 Borrower shall not have the option to borrow LIBOR Rate Loans or to continue existing loans as LIBOR Rate Loans so long as its Senior Debt Leverage Ratio exceeds 0.50 to 1.00 or its Interest Coverage Ratio is less than 2:00 to 1.00.

                  24. WAIVER OF EXISTING DEFAULTS. On a one-time-only basis, by its signature below each Lender Party hereby waives the Defaults that exist as of the end of the Fiscal Quarter that ended in September 1998 as a result of Borrower's failure to comply with each of the Interest Coverage Ratio covenant contained in Section 6.5.3 of the Credit Agreement and the minimum net income covenant Section 6.5.5 of the Credit Agreement for such Fiscal Quarter; provided, however, that Borrower agrees and acknowledges that Sections 6.5.3 and
6.5.5 shall be in full force and effect, subject to the amendments contained in this Third Amendment, as if it had never been waived, with respect to the Fiscal Quarter ending in December 1998, and for each relevant period thereafter.

                  25. WAIVER LIMITED. The waiver given herein is strictly limited to its terms and shall not have any force and effect other than as expressly set forth herein. No further waiver, either of additional terms or for any additional period, shall be implied from the waiver provided herein. Without limiting the foregoing, the waiver provided herein is subject to the limitations set forth in Section 9.3.1.5 of the Credit Agreement.

                  26. AMENDMENT FEE. On the date hereof, Borrower shall pay to Agent, for the ratable benefit of the Lenders, an amendment fee (the "Amendment Fee") of Forty Thousand Dollars ($40,000).


                                 Third Amendment

                  27. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS THIRD AMENDMENT. Lender Parties' obligations under this Third Amendment are conditioned upon, and this Third Amendment shall not be effective until, satisfaction in full of each of the following:

                  (a) Agent shall have received this Third Amendment, duly executed by each appropriate Person and in form and substance satisfactory to Agent and its counsel;

                  (b) Lenders (or their designees) shall have received Warrants in the amounts as set forth in Schedule 1.1A, duly executed by Borrower;

                  (c) Borrower shall have paid to Agent (i) the Amendment Fee; and (ii) all amounts then due and payable pursuant to Section 9.1 of the Credit Agreement which shall have been presented for payment;

                  (d) All of the representations and warranties of Borrower contained herein, in the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the effective date of this Third Amendment, as though made on and as of that date (except to the extent that such representations and warranties expressly relate to an earlier date or reflect changes brought about by this Third Amendment);

                  (e) Borrower shall have delivered to Agent certified copies of resolutions of its Board of Directors authorizing Borrower to execute and deliver this Third Amendment and the Warrants, in form and substance satisfactory to Agent in its sole and absolute discretion;

                  (f) No Default or Event of Default shall have occurred and be continuing or would result from the consummation of the transactions contemplated in this Third Amendment; and

                  (g) All other documents, certificates, consents and opinions required by Agent in connection with the transactions contemplated by this Third Amendment shall have been executed and delivered in form and substance satisfactory to Agent in its sole and absolute discretion.

                  28. REPRESENTATIONS AND WARRANTIES. In order to induce Lender Parties to enter into this Third Amendment, Borrower makes the following representations and warranties:

                  (a) The representations and warranties contained in the Credit Agreement (and in the Schedules thereto) and each of the other Loan Documents (and in the Schedules thereto) are true, correct and complete in all material respects at and as of the effective date of this Third Amendment (except to the extent that such representations and warranties expressly relate to an earlier date or reflect changes brought about by this Third Amendment); and

                  (b) This Third Amendment and all other agreements and documents executed by Borrower in connection herewith have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency,


                                 Third Amendment
reorganization, moratorium or similar laws relating to the enforcement of the rights of creditors generally, or the exercise of judicial discretion with respect to equitable remedies.

                  29. REFERENCES. All references in the Credit Agreement to "this Agreement", "hereof", "herein", "hereto", or words of similar import, and all references in all other Loan Documents to "the Credit Agreement" shall be, and shall be deemed to be for all purposes, references to the Credit Agreement as amended.

                  30. CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS OTHERWISE NOT AFFECTED. Except as expressly amended pursuant to this Third Amendment, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Each Lender Party continues to reserve any and all rights and remedies under the Credit Agreement and each of the other Loan Documents, and no failure, delay or discontinuance on the part of any Lender Party in exercising any right, power or remedy thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This Third Amendment and the Credit Agreement shall be read together, as one document.

                  31. BINDING EFFECT. This Third Amendment shall be binding upon, inure to the benefit of and be enforceable by Borrower and each Lender Party and their respective successors and assigns, as permitted pursuant to the Credit Agreement.

                  32. TIME OF THE ESSENCE. Time and exactitude of each of the terms, obligations, covenants and conditions of this Third Amendment are hereby declared to be of the essence.

                  33. GOVERNING LAW. THIS THIRD AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY SUCH LAWS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

                  34. COUNTERPARTS. This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving any matter with respect to this Third Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.


                                 Third Amendment

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment, as of the date first above written.


                                AGENT:

                                BANKBOSTON, N.A.,
                                A NATIONAL BANKING ASSOCIATION,
                                as Agent, L/C Issuer and a Lender


                                By:     \s\ John B. Desmond
                                        ---------------------------------------
                                Name:   John B. Desmond
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------


                                LENDERS:

                                BANK ONE, ARIZONA, N.A.,
                                A NATIONAL BANKING ASSOCIATION



                                By:     \s\ Steve Reinhart
                                        ---------------------------------------
                                Name:   Steve Reinhart
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------


                                IMPERIAL BANK,
                                A CALIFORNIA BANKING CORPORATION



                                By:     \s\ Kevin C. Halloran
                                        ---------------------------------------
                                Name:   Kevin C. Halloran
                                        ---------------------------------------
                                Title:  Senior Vice President
                                        ---------------------------------------


                                THE UNION BANK OF CALIFORNIA,
                                A NATIONAL BANKING ASSOCIATION



                                By:     \s\ Scott Lane
                                        ---------------------------------------
                                Name:   Scott Lane
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------


                                 Third Amendment

                                BORROWER:

                                ADFLEX SOLUTIONS, INC.,
                                A DELAWARE CORPORATION


                                By:     \s\ Donald E. Frederick
                                        ---------------------------------------
                                Name:   Donald E. Frederick
                                        ---------------------------------------
                                Title:  Chief Financial Officer
                                        ---------------------------------------


                                 Third Amendment

                                                                   SCHEDULE 1.1A

                                   COMMITMENTS


Lender                                 Commitment          Revolving Commitment     Term Commitment           Warrants
------                                -----------          --------------------     ---------------           --------
BankBoston, N.A                       $13,125,000          $     5,833,333.333      $ 7,291,666.667           14,583
Bank One, Arizona, N.A                 11,250,000                5,000,000.000        6,250,000.000           12,500
The Union Bank of California           11,250,000                5,000,000.000        6,250,000.000           12,500
Imperial Bank                           9,375,000                4,166,666.667        5,208,333.333           10,417
                                      -----------          --------------------     ---------------           ------
Total                                 $45,000,000          $    20,000,000.000      $25,000,000.000           50,000
                                      ===========          ===================      ===============           ======


                                 Third Amendment
                                  Schedule 1.1A

                                                                   SCHEDULE 1.1E

                          APPLICABLE MARGIN & FEE RATE

         The "APPLICABLE MARGIN" in respect of LIBOR Rate Loans and the "FEE RATE" for any day are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:



                                 LEVEL I         LEVEL II       LEVEL III       LEVEL IV            LEVEL V
PRICING LEVEL                    PRICING         PRICING         PRICING        PRICING             PRICING
-------------                    -------         --------       ---------       --------            -------
Applicable Margin (LIBOR            1.50            1.75            2.00          2.25           LIBOR Rate Not
Rate Loans)                                                                                         Permitted

Fee Rate                            0.20            0.20            0.25          0.25                0.50


         For purposes of this Schedule, the following terms have the following meanings:

         "LEVEL I PRICING" applies during any Pricing Period if, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was greater than 5.00 to 1.00.

         "LEVEL II PRICING" applies during any Pricing Period if no higher Pricing Level applies and, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was less than or equal to 5.00 to 1.00, but greater than 4.00 to 1.00.

         "LEVEL III PRICING" applies during any Pricing Period if no higher Pricing Level applies and, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was less than or equal to 4.00 to 1.00, but greater than 3.00 to 1.00.

         "LEVEL IV PRICING" applies during any Pricing Period if no higher Pricing Level applies and, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was less than or equal to 3.00 to 1.00, but greater than 2.00 to 1.00.

         "LEVEL V PRICING" applies (i) during any Pricing Period if no higher Pricing Level applies and, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was less than or equal to 2.00 to 1.00, or (ii) on the first day of such Pricing Period the financial


                                 Third Amendment
                                  Schedule 1.1E
statements required by Section 5.1.2 of the Credit Agreement shall not have been delivered with respect to such Fiscal Quarter.

         "PRICING PERIOD" means a period beginning on (and including) the day on which a Compliance Certificate required pursuant to Section 5.1.2 of the Credit Agreement is delivered, and ending on (and excluding) the day on which the next such Compliance Certificate is delivered. The first Pricing Period shall begin on the day on which the Borrower delivers a Compliance Certificate or other evidence establishing that the Senior Debt Leverage Ratio does not exceed 0.50 to 1.00.

         "PRICING LEVEL" refers to such of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing as applies during any particular day. The numbering of Pricing Levels is in ascending order (e.g., Level II Pricing is referred to as a "higher" Pricing Level than Level I Pricing).


                                 Third Amendment
                                  Schedule 1.1E

                                   Exhibit W

                                     WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

           WARRANT TO PURCHASE COMMON STOCK OF ADFLEX SOLUTIONS, INC.

                             (Subject to Adjustment)

NO. __                                                          October 30, 1998

THIS CERTIFIES THAT, for value received, ________________________________, or its permitted registered assigns ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after March 14, 1999 (the "Effective Date"), and before 5:00 p.m. California Time on the last day of the Company's (as defined below) fiscal year in the year 2002 (the "Expiration Date"), to purchase from ADFlex Solutions, Inc., a Delaware corporation (the "Company"), [WARRANT SHARES (IN WORDS)] ([WARRANT SHARES (IN NUMBERS]) shares of Common Stock of the Company at a price per share equal to the Exercise Price. Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment and change as provided herein.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

         1.1. "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

                  (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the ten (10) trading days ending immediately prior to the applicable date of valuation;

                  (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the thirty (30)-day period ending immediately prior to the applicable date of valuation; and

                  (c) If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for by the Company.

         1.2. "Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

         1.3. "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

         1.4. "Common Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

         1.5.     "Exercise Price" shall mean $5.00.

         1.6. "Concurrent Warrants" as used herein, shall include all other warrants issued to the Lenders pursuant to the Third Amendment and any warrants delivered in substitution or exchange therefor as provided in such warrants.

         1.7. "Third Amendment" shall mean that certain Third Amendment To Senior Secured Credit Agreement and Certain Loan Documents, dated as of October 30, 1998 among the Company, the banks and other financial institutions that either now or in the future are parties thereto as lenders (collectively the "Lenders" and each individually a "Lender"), BankBoston, N.A. in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C Issuer"), and BankBoston N.A., as agent and representative for the Lenders (in such capacity BankBoston N.A. or any successor in such capacity is referred to herein as the "Agent").


2.       EXERCISE OF WARRANT

         2.1. Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, after the Effective Date and on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company referred to in Section 15, and as soon as practicable after such date, surrendering

                  (a) this Warrant at the principal office of the Company, and

                  (b)      payment, (i) in cash (by check) or by wire transfer,
                           (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Exercise Price (the "Exercise Amount").


         2.2. Net Issue Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

                           X =    Y (A-B)
                                -------------
                                     A

                          Where X =  the number of shares of Common Stock to
                                     be issued to Holder pursuant to this
                                     Section 2.2.

                                Y =  the number of shares of Common Stock
                                     covered by this Warrant and in respect of which the net issue exercise is made pursuant to this Section 2.2 (as adjusted to the date of such calculation).

                                A = the Fair Market Value of one share of the Common Stock at the time the net issue exercise is made.

                                B =  Exercise Price (as adjusted to the date
                                     of such calculation).


         2.3. "Easy Sale" Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Exercise Price, and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Exercise Price directly to the Company.

         2.4. Stock Certificates; Fractional Shares. As soon as practicable on or after the date of any exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of such date of exercise. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

         2.5. Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, provided that if the Warrant as provided in Section 2.1(a) and, if applicable, the payment therefor as provided in Section 2.1(b), are not delivered concurrently with the Notice of Exercise, this Warrant shall be deemed to have been exercised at such later date as this Warrant and, if applicable, the above-described payment are delivered. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

         2.6. Vesting. This Warrant will vest on December 15, 1998 if the Company has not consummated a Junior Capital Transaction (as such term is defined in the Third Amendment) and raised gross proceeds of at least $20,000,000. If the Warrant shall fail to vest because the Company shall have consummated a Junior Capital Transaction and raised gross proceeds of at least $20,000,000 this Warrant shall be void and shall be of no further effect.

3. VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of the following events:

         4.1. Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Exercise Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Exercise Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

         4.2. Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.


         4.3. Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this
                  Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

         4.4. Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         4.5. Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant and the Concurrent Warrants such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and the Concurrent Warrants and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant and the Concurrent Warrants. All such shares shall be duly authorized, and when issued upon exercise as provided herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant and the Concurrent Warrants shall constitute full authority to the Company's Officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the due exercise of this Warrant and the Concurrent Warrants.

8. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder's parent, subsidiary or affiliate, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to in Section 15, by the Registered Holder hereof in person, or by duly authorized attorney, upon execution of an assignment in the form of Exhibit 2 and surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the "SEC") under the Securities Act covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate (other than to subsidiaries or affiliates) any or all of this Warrant or such Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that this Warrant and any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding this Warrant and such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; that the Holder understands that this Warrant and the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, granted to the Registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one (1) year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE

         SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant or Common Stock upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

12. REGISTRATION RIGHTS. All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to
         Exhibit 3 to this Warrant.

13. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder that:

         13.1. Due Authorization; Consents. All corporate action on the part of the Company, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Warrant, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of this Warrant, has been duly taken. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Warrant and the consummation of the transactions contemplated hereby and thereby have been obtained.

         13.2. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

         13.3.    SEC Reports; Financial Statements.

                  (a) The Company has duly filed with the SEC the Company's annual report on Form 10-K for the year ended December 31, 1997 and its quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (collectively, the "ADFlex Solutions, Inc. SEC Reports"). As of their respective filing dates, the ADFlex Solutions, Inc. SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and none of the ADFlex Solutions, Inc. SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the ADFlex Solutions, Inc. SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q) and presented fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount.

         13.4. Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.01 par value and 10,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"). As of September 30, 1998: (i) 8,928,249 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 1,107,430 shares of Common Stock were reserved for issuance under the Company's stock option plans, 911,868 of which shares were subject to options outstanding on such date; (iii) 173,423 shares of Common Stock were reserved for issuance under the Company's employee stock purchase plan; (iv) no shares of Common Stock were reserved for issuance upon exercise of outstanding warrants; and (v) no shares of Preferred Stock were issued and outstanding. No material change in such capitalization has occurred between September 30, 1998 and the issuance date of this Warrant.

         13.5. Valid Issuance of Stock. The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non-assessable, and such shares, and all outstanding options and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including without limitation, anti-fraud provisions.

         13.6. Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Effective Date.

14. INFORMATION RIGHTS. The Company shall deliver to each holder of this Warrant or any securities issued (directly or indirectly) upon exercise hereof, upon request, copies of the Company's reports on Forms 10-K, 10-Q, and 8-K and Annual Reports to Shareholders promptly after such documents are filed with the SEC.

15. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

         To Holder:                   To the Company:
                                      ADFlex Solutions, Inc.
                                      2001 W. Chandler Blvd.
                                      Chandler, AZ 85224
                                      Fax Number: (602) 786-8280

         Fax Number:
                                      Attention: Rolando C. Esteverena
                                      President and Chief Executive Officer

         With copies to:              Fennemore Craig, P.C.
                                      3003 North Central Avenue
                                      Suite 2600
                                      Phoenix, Arizona 85012
                                      Fax Number:  (602) 916-5507

                                      Attention:  Karen C. McConnell

           Fax Number:

         Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 15 by giving the other party written notice of the new address in the manner set forth above.

16. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

17. LAW GOVERNING. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

18. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

19.      NOTICES OF RECORD DATE. In case:


         19.1. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

         19.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

         19.3. of any voluntary dissolution, liquidation or winding-up of the Company; or


         19.4.    of any redemption or conversion of all outstanding Common
                  Stock;

         then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

20. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

21. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

22. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

23. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

24. DISPUTE RESOLUTION. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Warrant. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

25.      CHOICE OF FORUM.

         25.1. All actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in County of Suffolk, Commonwealth of Massachusetts, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE COMPANY AND THE HOLDER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

         25.2. IN ANY ACTION AGAINST THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, SERVICE OF PROCESS MAY BE MADE UPON THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 15, WHICH SERVICE SHALL BE DEEMED SUFFICIENT FOR PERSONAL JURISDICTION AND SHALL BE DEEMED EFFECTIVE 10 DAYS AFTER MAILING.

         25.3. Nothing contained in this Section shall preclude the Holder from bringing any action or proceeding arising out of or relating to this Warrant in the courts of any place where the Company or any of its assets may be found or located. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PARTY'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

BANKBOSTON, N.A., A NATIONAL BANKING ASSOCIATION                ADFLEX SOLUTIONS, INC.

By  \s\ Cynthia K. Duda                                         By    \s\ Donald E. Frederick
-------------------------------------------------------         ------------------------------------------------------
Printed Name   Cynthia K. Duda                                  Printed Name    Donald E. Frederick
-------------------------------------------------------         ------------------------------------------------------
Title          Vice President                                   Title     Chief Financial Officer
-------------------------------------------------------


BANK  ONE,   ARIZONA,   N.A.,   A   NATIONAL   BANKING
ASSOCIATION

By       \s\   Michael McCann
-------------------------------------------------------
Printed Name  Michael McCann
-------------------------------------------------------
Title    Vice President
-------------------------------------------------------


IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION

By   \s\ Kevin C. Halloran
-------------------------------------------------------
Printed Name   Kevin C. Halloran
-------------------------------------------------------
Title   Senior Vice President
-------------------------------------------------------


THE  UNION  BANK OF  CALIFORNIA,  A  NATIONAL  BANKING
ASSOCIATION


By    \s\ Robert S. Clarke
-------------------------------------------------------
Printed Name   Robert S. Clarke
-------------------------------------------------------
Title    President

                                    EXHIBIT 1
                               NOTICE OF EXERCISE
                    (To be executed upon exercise of Warrant)

ADFLEX SOLUTIONS, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of ADFlex Solutions, Inc., as provided for therein, and (check the applicable box):

/ / tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

/ / Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

/ / Elects the Easy Sale Exercise option pursuant to, and in accordance with the requirements of, Section 2.3 of the Warrant.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):


Name:
                   -------------------------------------------------------------

Address:
                   -------------------------------------------------------------

Signature:
                   -------------------------------------------------------------

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                    EXHIBIT 2
                                   ASSIGNMENT

          (To be executed only upon assignment of Warrant Certificate)

For value received, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:



NAME(S) OF ASSIGNEE(S)                 ADDRESS                    # OF WARRANTS

----------------------        ----------------------------       ---------------

----------------------        ----------------------------       ---------------

----------------------        ----------------------------       ---------------

----------------------        ----------------------------       ---------------



And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.


                   -------------------------------------------------------------

Dated:
                   -------------------------------------------------------------

Signature:
                   -------------------------------------------------------------

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                    EXHIBIT 3

1.       REGISTRATION RIGHTS.


         1.1      Definitions.  For purposes of this Section 1:

                  (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

                  (b) Registrable Securities. The term "Registrable Securities" means: (1) any Common Stock of the Company issued or to be issued upon exercise of the Warrant or Concurrent Warrants, and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (1) of this subsection (b). Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

                  (c) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and (l) are then issued and outstanding or
                           (2) are then issuable pursuant to an exercise of the Warrant or the Concurrent Warrants or pursuant to conversion of securities issuable pursuant to an exercise of the Warrant or the Concurrent Warrants.

                  (d) Holder. For purposes of this Section 1, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this
                           Section 1 have been duly assigned in accordance with this Agreement.

                  (e) Form S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (f) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

         1.2      [Intentionally Omitted].

         1.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least twenty-one (21) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.4 of this Agreement or to any employee benefit plan or any acquisition transaction or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to seventy-five percent (75%) of the Registrable

                           Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, provided however that Xyratex Limited shall have the right to participate equally with the holders of Registrable Securities included in any such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

                  (c) No Limit on Registrations. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.3.

         1.4 Form S-3 Registration. In case the Company shall at any time after March 14, 1999, receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                  (a) Notice. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 1.4(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                           (1) if Form S-3 is not available for such offering by the Holders:

                           (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

                           (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4;

                           (4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 1.3(a); or

                           (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 1.4, (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

                  (d) No Limit on Registrations. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.4.

         1.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                  (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable, good faith efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

                  (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Blue Sky. Use reasonable, good faith efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.3 or 1.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

         1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.3 or 1.4:

                  (a) By the Company. To the extent permitted by law the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                           (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

                           and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section
                           1.7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
                           Section 1.7.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

                           Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Survival. The obligations of the Company and Holders under this Section 1.7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

         1.8 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 1.3 and 1.4 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.3 or 1.4 more than seven (7) years after the date of this Agreement, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.